Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES THIRD QUARTER 2026 RESULTS

Houston, November 4, 2026 — Stabilis Solutions, Inc. (“Stabilis” or the “Company”) (Nasdaq: SLNG), a leading provider of clean fueling, production, storage, and last mile delivery solutions, today announced financial results for the third quarter ended September 30, 2026.

THIRD QUARTER 2026 HIGHLIGHTS

●	Revenue of $14.8 million, up 25% sequentially from the second quarter of 2026

●	Net income of $0.2 million, compared with a net loss of $4.6 million in the second quarter of 2026; Adjusted EBITDA of $1.9 million, up from $0.1 million in the second quarter

●	Data center-related revenue grew to 17% of total revenue in the third quarter, compared to less than 1% in the second quarter of 2026

●	$18.4 million of cash, cash equivalents and restricted cash as of September 30, 2026

●	Previously announced power generation contract for a U.S. data center remains on track to begin in the first quarter of 2027

MANAGEMENT COMMENTARY

“Our third quarter results were in line with our expectations and reflect the sequential improvement we anticipated, with revenues of $14.8 million supported by execution of a short-term power generation contract secured earlier this year,” stated Casey Crenshaw, Executive Chairman and Interim President & Chief Executive Officer. “The first quarter marked the low point for the year following the conclusion of several large contracts late last year, and the business has improved each quarter since. We are now preparing for the 2027 launch of our largest contract to date, a multi-year agreement to supply LNG for behind-the-meter power generation at a U.S. data center.”

“Demand for small-scale LNG solutions to support behind-the-meter power generation at data centers remains robust, and we continue to pursue additional opportunities in this market that would extend our growth beyond the contracts already in hand,” continued Crenshaw. “Demand across our aerospace end-market also remains strong, with revenues from aerospace customers increasing 49% year-over-year as launch and testing activity among our commercial space customers continues to drive LNG volumes. Capital investment and pre-commissioning work for the upcoming data center contract remains on track, supported by advance customer payments.”

“We also continue work on our proposed Galveston LNG facility, engaging with prospective customers and financing partners as we work toward a final investment decision,” concluded Crenshaw. “Looking ahead, we remain well positioned to capitalize on growing demand across our key end-markets and to deliver profitable growth for 2027.”

FINANCIAL PERFORMANCE SUMMARY

Revenue for the third quarter of 2026 was $14.8 million, a decrease of 27% compared to the third quarter of 2025. The decrease in revenue compared to the prior year period was primarily attributable to the completion of large contracts in the marine and power generation sectors in Q4 of 2025, partly offset by continued growth in aerospace and industrial sector volumes. Compared to the second quarter of 2026, revenue increased $2.9 million, or 25%, primarily due to the short-term data center contract secured earlier this year.

Net income for the third quarter of 2026 was $0.2 million, or $0.01 per diluted share, compared to net income of $1.1 million, or $0.06 per diluted share, in the third quarter of 2025. When compared to the prior year period, net income reflects lower revenues, partly offset by lower cost of revenues and a $0.3 million decrease in selling, general and administrative expenses. Compared to the second quarter of 2026, net income improved by $4.8 million, primarily reflecting higher revenues and the absence of $2.9 million of vessel time charter costs incurred in the second quarter. Following the termination of a marine vessel charter late in the second quarter, there was no financial impact from this vessel charter in the third quarter.

Cash flow from operations was $3.9 million for the third quarter of 2026, compared to $2.4 million in the third quarter of last year, primarily reflecting $5.0 million in advance payments from a customer associated with a contract expected to begin in early 2027. Compared to the second quarter of 2026, cash flow from operations decreased $3.2 million from $7.1 million, primarily due to changes in working capital. Both quarters included $5.0 million of customer advance payments.

Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2026 was $1.9 million, compared to $2.9 million in the year-ago quarter. The decrease in Adjusted EBITDA year-over-year is primarily attributable to the completion of the two large multi-year contracts during the fourth quarter of 2025. Compared to the second quarter of 2026, Adjusted EBITDA increased to $1.9 million from $0.1 million, primarily due to higher revenues.

THIRD QUARTER 2026 CONFERENCE CALL AND WEBCAST

Stabilis will host a conference call on Thursday, November 5, 2026, at 9:00 a.m. ET to review the Company’s financial results and conduct a question-and-answer session.

A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://investors.stabilis-solutions.com/events. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live:	888-660-6196
International Live:	929-203-1911
Conference ID:	SLNGQ326

To listen to a replay of the teleconference, which will be available through November 12, 2026:

Domestic Live:	800-770-2030
International Live:	609-800-9909
Conference ID:	1839903

ABOUT STABILIS SOLUTIONS

Stabilis Solutions is a leading provider of clean fueling, production, storage, and last mile delivery solutions to multiple end markets. To learn more, visit www.stabilis-solutions.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential”, “outlook” and similar expressions are intended to identify such forward-looking statements.

Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, availability, timing and terms of financing, ability to achieve the conditions precedent to the marine bunkering and other agreements, ability to achieve additional offtake necessary for FID for the proposed Galveston LNG facility and other commercial contracts, construction delays or cost overruns, regulatory or other legal impediments, and general economic conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2026 and our subsequently filed Quarterly Reports on Form 10-Q which are available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries

Selected Consolidated Operating Results

(Unaudited, in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Revenues:
Revenues	$14,839	$11,916	$20,325	$37,134	$54,972
Operating expenses:
Cost of revenues	10,506	9,569	14,723	28,596	40,235
Time charter expense	—	2,851	—	4,342	—
Change in unrealized (gain) loss on natural gas derivatives	—	—	19	—	(5)
Selling, general and administrative expenses	2,517	2,501	2,783	7,814	10,847
Loss from disposal of fixed assets	1	—	165	1	62
Impairment	—	—	—	71	—
Depreciation and amortization	1,748	1,777	1,842	5,310	5,569
Total operating expenses	14,772	16,698	19,532	46,134	56,708
Income (loss) from operations before equity income	67	(4,782)	793	(9,000)	(1,736)
Net equity income from foreign joint venture operations	96	215	278	538	696
Income (loss) from operations	163	(4,567)	1,071	(8,462)	(1,040)
Other income (expense):
Interest income, net	49	116	84	190	129
Other expense, net	(25)	(37)	(35)	(99)	(71)
Total other income (expense)	24	79	49	91	58
Income (loss) before income tax expense (benefit)	187	(4,488)	1,120	(8,371)	(982)
Income tax expense (benefit)	(2)	149	1	153	110
Net income (loss)	$189	$(4,637)	$1,119	$(8,524)	$(1,092)

Net income (loss) per common share:
Basic and diluted per common share	$0.01	$(0.25)	$0.06	$(0.46)	$(0.06)

EBITDA	$1,886	$(2,827)	$2,878	$(3,251)	$4,458
Adjusted EBITDA	$1,947	$98	$2,897	$1,373	$6,446

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except share and per share data)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$1,535	$7,459
Restricted cash and cash equivalents	16,839	—
Accounts receivable, net	6,115	3,130
Inventories	346	342
Prepaid expenses and other current assets	2,358	1,976
Total current assets	27,193	12,907
Property, plant and equipment:
Cost	134,591	125,613
Less accumulated depreciation and amortization	(76,642)	(72,666)
Property, plant and equipment, net	57,949	52,947
Goodwill	4,314	4,314
Investments in foreign joint ventures	11,830	11,946
Right-of-use assets and other noncurrent assets	1,082	996
Total assets	$102,368	$83,110
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,300	$4,750
Accrued liabilities	3,401	2,858
Current portion of long-term notes payable	2,446	1,931
Deferred revenue, current	3,793	1
Current portion of finance and operating lease obligations	302	417
Total current liabilities	16,242	9,957
Long-term notes payable, net of current portion and debt issuance costs	5,727	5,755
Deferred revenue, noncurrent	21,218	—
Long-term portion of operating lease obligations	434	726
Total liabilities	43,621	16,438
Commitments and contingencies
Stockholders’ equity:
Common stock; $0.001 par value, 37,500,000 shares authorized, 18,596,301 and 18,596,301 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	19	19
Additional paid-in capital	103,644	103,644
Accumulated other comprehensive income	609	10
Accumulated deficit	(45,525)	(37,001)
Total stockholders’ equity	58,747	66,672
Total liabilities and stockholders’ equity	$102,368	$83,110

Stabilis Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$189	$(4,637)	$1,119	$(8,524)	$(1,092)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,748	1,777	1,842	5,310	5,569
Stock-based compensation expense	—	—	—	—	447
Provision for credit losses	—	—	202	—	315
Loss on disposal of assets	1	—	165	1	62
Income from equity investment in joint venture	(152)	(258)	(322)	(677)	(859)
Distributions from equity investment in joint venture	—	1,406	—	1,406	1,637
Impairment	—	—	—	71	—
Non-cash time charter cancellation	—	572	—	572	—
Amortization of debt issuance cost	10	27	28	64	76
Cash settlements from natural gas derivatives, net	—	—	(61)	—	178
Realized and unrealized gains on natural gas derivatives, net	—	—	61	—	202
Changes in operating assets and liabilities:
Accounts receivable	(2,755)	618	(2,721)	(2,985)	(976)
Prepaid expenses and other current assets	68	215	62	741	698
Accounts payable and accrued liabilities	(406)	2,810	2,028	2,802	1,697
Deferred revenue	5,011	5,000	—	25,011	—
Other	170	(461)	(9)	(422)	(20)
Net cash provided by operating activities	3,884	7,069	2,394	23,370	7,934
Cash flows from investing activities:
Acquisition of fixed assets	(3,959)	(2,293)	(3,877)	(11,520)	(4,999)
Proceeds from sale of fixed assets	—	—	—	—	211
Net cash used in investing activities	(3,959)	(2,293)	(3,877)	(11,520)	(4,788)
Cash flows from financing activities:
Proceeds received from borrowings on notes payable	—	1,000	—	1,000	—
Payments on short- and long-term notes payable and finance leases	(405)	(630)	(433)	(1,840)	(1,784)
Payment of debt issuance costs	—	(15)	—	(99)	(42)
Employee tax payments from stock-based withholding	—	—	—	—	(17)
Net cash provided by (used in) financing activities	(405)	355	(433)	(939)	(1,843)
Effect of exchange rate changes on cash	2	3	1	4	15
Net increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(478)	5,134	(1,915)	10,915	1,318
Cash, cash equivalents and restricted cash and cash equivalents, beginning of period	18,852	13,718	12,220	7,459	8,987
Cash, cash equivalents and restricted cash and cash equivalents, end of period	$18,374	$18,852	$10,305	$18,374	$10,305

Non-GAAP Measures

Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and Adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income (loss) as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Net income (loss)	$189	$(4,637)	$1,119	$(8,524)	$(1,092)
Depreciation and amortization	1,748	1,777	1,842	5,310	5,569
Interest income, net	(49)	(116)	(84)	(190)	(129)
Income tax expense (benefit)	(2)	149	1	153	110
EBITDA	1,886	(2,827)	2,878	(3,251)	4,458
Extraordinary vessel time charter costs, net	—	2,851	—	4,342	—
Impairment and other	61	74	—	282	—
Executive severance costs	—	—	—	—	2,096
Gain on disposal of fixed assets or settlement	—	—	—	—	(103)
Change in unrealized loss (gain) on natural gas derivatives	—	—	19	—	(5)
Adjusted EBITDA	$1,947	$98	$2,897	$1,373	$6,446

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Investor Contact:

Andrew Puhala

Chief Financial Officer

832-456-6502

ir@stabilis-solutions.com